Exhibit 10.2

June 16, 2009

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c/o A&P
2 Paragon Drive
Montvale, NJ 07645

         Re:      Amendment to Employment Agreement

Dear _____________________:

         As you know, in December 2008, the Employment Agreement between The Great Atlantic & Pacific Tea Company, Inc. (the "Company") and you dated _________________ (the "Agreement") was amended in accordance with Paragraph 28 thereof to comply with Section 409A of the Internal Revenue Code of 1986. A clarification to the amended Section 12 appears below to keep the Change of Control definition consistent with the original language and intent, except for the modification required by Section 409A

Capitalized terms that are not otherwise defined in this document shall have the meanings set forth in the Agreement.

1. Section 7.2 is hereby amended by deleting the third sentence in its entirety and replacing it with the following sentence: For purposes of this Agreement, the Employee shall be considered to have incurred a Permanent and Total Disability if she becomes disabled within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

2. Section 7.3(c) is hereby amended by adding the following sentence at the end of the section: The commencement of payments pursuant to this Section shall be subject to Section 22 of this Agreement.

3. Section 10(c) is hereby amended by adding the following sentence at the end of the section: The commencement of payments pursuant to this Section shall be subject to Section 22 of this Agreement.

4. Section 10(d) is hereby amended by deleting the last sentence in its entirety and replacing it with the following sentence: Subject to Section 22 of this Agreement, such payment shall be made on the date on which bonuses for the applicable fiscal year are paid to executives of the Company generally under the Company's annual management incentive bonus plan, and the Employee shall have no right to any further bonuses under said plan.


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5. Section 11(c) is hereby amended by deleting the last sentence in its entirety and replacing it with the following sentences: Such severance benefit shall be paid in a lump sum on such date as shall be determined by the Company in its discretion but no later than 45 days after the date of such termination of employment. Any payment pursuant to this Section shall be subject to Section 22 of this Agreement.

6. Section 11(d) is hereby amended by deleting the last sentence in its entirety and replacing it with the following sentence: Subject to Section 22 of this Agreement, such payment shall be made on the date on which bonuses for the applicable fiscal year are paid to executives of the Company generally under the Company's annual management incentive bonus plan, and the Employee shall have no right to any further bonuses under said plan.

7. Section 12 is hereby amended by deleting the definition of "Change of Control" in its entirety and replacing it with the following: For purposes of this Agreement, a "Change of Control" shall mean a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; provided, however, that a Change of Control shall not occur where (i) the Company, any subsidiary of the Company, or Tengelmann Warenhandelgesellschaft KG (a partnership organized under the laws of the Federal Republic of Germany or any successor to such partnership (with its affiliates, "Tengelmann")) acquires effective control of the Company, or acquires additional control of the Company after having acquired effective control of the Company, or acquires ownership of a substantial portion of the assets of the Company or (ii) the acquisition of voting power would otherwise constitute a change in effective control of the Company but such voting power does not exceed the then-current voting power of Tengelmann, all within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

8. Section 19 is hereby amended by adding the following as 19(e): Anything in this Section 19 to the contrary notwithstanding, the Gross-Up Payments shall be made no later than the end of the calendar year next following the calendar year in which the Employee remits the related taxes.

9. Section 22 is hereby amended by deleting the section in its entirety and replacing it with the following:

         22. Compliance with IRC Section 409A.

         In the event that it shall be determined that any payments or benefits under this Agreement constitute nonqualified deferred compensation covered by
Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), for which no exemption under Code Section 409A or the regulations thereunder is available ("Covered Deferred Compensation"), then notwithstanding anything in this Agreement to the contrary, (i) if the Employee is a "specified employee" (within the meaning of Code Section 409A and the regulations thereunder and as determined by the Company in accordance with said Section 409A) at the time of the Employee's separation from service (as defined below), the payment of any such Covered Deferred Compensation payable on account of such separation from service shall be made no earlier than the date which is 6 months after the date of the Employee's separation from service (or, if earlier than the end of such 6-month period, the date of Employee's death) and (ii) the Employee shall be deemed to have terminated from employment for purposes of this Agreement if and only if the Employee has experienced a "separation from service" within the meaning of said Section 409A and the regulations thereunder. To the extent any payment of Covered Deferred Compensation is subject to the 6-month delay, such payment shall be paid immediately at the end of such 6-month period (or the date of death, if earlier). Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed a separate payment for purposes of Code
Section 409A. The provisions of this Agreement relating to such Covered Deferred Compensation shall be interpreted and operated consistently with the requirements of Code Section 409A and the regulations thereunder. If it is found by the IRS that this Agreement fails Code Section 409A in terms of written documentary compliance, the Company will indemnify the Employee for any legal and accounting costs, any taxes, interest and penalties, and any other associated costs, that are related solely to the documentary non-compliance. Except as set forth in the previous sentence, no other action or failure to act pursuant to this Section 22 shall subject the Company to any claim, liability or expense, and the Company shall have no obligation to indemnify or otherwise protect Employee from the obligation to pay any taxes, interest or penalties pursuant to Code Section 409A.

         Anything in this Agreement to the contrary notwithstanding, any reimbursements or in-kind benefits to which the Employee is entitled under this Agreement (other than such reimbursements or benefits that are not taxable to the Employee for federal income tax purposes or that are otherwise exempt from coverage under Section 409A of the Code pursuant to said Section 409A and the regulations thereunder) shall meet the following requirements: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, in one calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year (except that the Company's medical plans may impose a limit on the amount that may be reimbursed or provided), (ii) any reimbursement of an eligible expense must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the Employee's right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

10. Except as set forth above, the provisions of the Agreement remain in effect.

         If the terms outlined above are acceptable, please sign below and return to me an original executed copy of this letter agreement. Upon execution of this letter agreement, the Executive Employment Agreement shall be amended in accordance with Paragraph 28 thereof.

                               Sincerely,

                               The Great Atlantic & Pacific Tea Company, Inc.

                               By: ___________________________________
                                    Allan Richards, SVP Human Resources,
                                    Labor Relations and Legal Services



Agreed to and accepted this ____ day of June, 2009.



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